Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 of Autolus Therapeutics plc filed on February 7, 2024 and to the incorporation by reference therein of our report dated March 7, 2023, with respect to the consolidated financial statements of Autolus Therapeutics plc, included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Reading, United Kingdom
February 7, 2024

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